EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2021 THIRD QUARTER RESULTS
Company Delivers Strong Results, Benefiting from Accelerating Demand and Output as Additional Capacity Comes Online

LIVERMORE, Calif. — October 27, 2021 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2021 ended September 25, 2021. Quarterly revenues were $190.0 million, an increase of 1.0% compared to $188.1 million in the second quarter of fiscal 2021, and an increase of 6.7% from $178.0 million in the third quarter of fiscal 2020.

•Strong demand in all our businesses produced revenue at the high-end of the outlook range
•Gross margin improvement of 160 basis points, driven primarily by more-favorable product mix within specific markets
•New Livermore Manufacturing Center on-track to deliver initial customer shipments in the fourth quarter

“FormFactor delivered solid results in the third quarter, again recording the second-highest revenue in company history, with gross margins at the high end of our outlook range,” said Mike Slessor, CEO of FormFactor, Inc. “Together with sustained operating expense control, these factors resulted in non-GAAP earnings per share above the high end of our outlook range.”

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2021 was $20.5 million, or $0.26 per fully-diluted share, compared to net income for the second quarter of fiscal 2021 of $17.9 million, or $0.23 per fully-diluted share, and net income for the third quarter of fiscal 2020 of $22.9 million, or $0.29 per fully-diluted share. Gross margin for the third quarter of 2021 was 42.2%, compared with 40.6% in the second quarter of 2021, and 43.1% in the third quarter of 2020.

On a non-GAAP basis, net income for the third quarter of fiscal 2021 was $31.6 million, or $0.40 per fully-diluted share, compared to net income for the second quarter of fiscal 2021 of $28.4 million, or $0.36 per fully-diluted share, and net income for the third quarter of fiscal 2020 of $30.7 million, or $0.39 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of 2021 was 46.0%, compared with 44.4% in the second quarter of 2021, and 46.7% in the third quarter of 2020.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the third quarter of fiscal 2021 was $14.4 million, compared to free cash flow for the second quarter of fiscal 2021 of $16.2 million, and free cash flow for the third quarter of 2020 of $37.2 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “We continue to benefit from strong demand for FormFactor’s diversified set of market-leading semiconductor test and measurement products, and with our added production capacity now coming online, we are well-positioned in the current quarter to deliver sequential growth.”

For the fourth quarter ending December 25, 2021, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$192 million to $204 million	—	$192 million to $204 million
Gross Margin	42% to 45%	$3.3 million	44% to 47%
Net income per diluted share	$0.25 to $0.33	$0.12	$0.37 to $0.45
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through October 29, 2021, 4:25 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 5775795. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 25, 2021 and for outlook provided before, as well as for the comparable periods of fiscal 2020, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from metrology and inspection, characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; changes in macro-economic environments; events affecting global and regional economic conditions and stability such as Brexit, infectious diseases and pandemics (such as the ongoing COVID-19 pandemic), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, export regulations and other trade barriers and preferences in the U.S. and elsewhere may substantially impact our future sales such as in China, and there remains considerable uncertainty regarding the ultimate interpretation of existing regulations by relevant government agencies. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Revenues	$189,964	$188,076	$177,996	$564,676	$496,573
Cost of revenues	109,745	111,793	101,247	331,468	286,267
Gross profit	80,219	76,283	76,749	233,208	210,306
Operating expenses:
Research and development	26,026	25,454	22,878	75,526	65,064
Selling, general and administrative	30,940	30,479	31,834	91,434	82,282
Total operating expenses	56,966	55,933	54,712	166,960	147,346
Operating income	23,253	20,350	22,037	66,248	62,960
Interest income	121	148	249	463	1,310
Interest expense	(151)	(116)	(193)	(447)	(682)
Other income (expense), net	58	(194)	299	36	141
Income before income taxes	23,281	20,188	22,392	66,300	63,729
Provision (benefit) for income taxes	2,784	2,283	(499)	8,273	4,479
Net income	$20,497	$17,905	$22,891	$58,027	$59,250
Net income per share:
Basic	$0.26	$0.23	$0.30	$0.75	$0.78
Diluted	$0.26	$0.23	$0.29	$0.73	$0.75
Weighted-average number of shares used in per share calculations:
Basic	77,869	77,463	77,029	77,643	76,436
Diluted	79,029	79,466	78,809	79,190	78,534

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
GAAP Revenue	$189,964	$188,076	$177,996	$564,676	$496,573
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisitions	57	78	—	260	—
Non-GAAP Revenue	$190,021	$188,154	$177,996	$564,936	$496,573

GAAP Gross Profit	$80,219	$76,283	$76,749	$233,208	$210,306
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,545	6,055	5,495	13,598	16,419
Stock-based compensation	1,392	1,079	962	3,806	2,800
Restructuring charges	4,322	168	—	4,490	—
Non-GAAP Gross Profit	$87,478	$83,585	$83,206	$255,102	$229,525

GAAP Gross Margin	42.2%	40.6%	43.1%	41.3%	42.4%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.8%	3.1%	3.1%	2.4%	3.3%
Stock-based compensation	0.7%	0.6%	0.5%	0.7%	0.5%
Restructuring charges	2.3%	0.1%	—%	0.8%	—%
Non-GAAP Gross Margin	46.0%	44.4%	46.7%	45.2%	46.2%

GAAP operating expenses	$56,966	$55,933	$54,712	$166,960	$147,346
Adjustments:
Amortization of intangibles	(1,604)	(1,590)	(1,547)	(4,909)	(4,588)
Stock-based compensation	(6,528)	(5,509)	(4,547)	(17,779)	(13,974)
Restructuring charges	(311)	(466)	—	(777)	—
Gain on contingent consideration	—	95	71	95	3,771
Acquisition related expenses	—	(43)	(334)	(209)	(369)
Non-GAAP operating expenses	$48,523	$48,420	$48,355	$143,381	$132,186

GAAP operating income	$23,253	$20,350	$22,037	$66,248	$62,960
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	3,149	7,645	7,042	18,507	21,007
Stock-based compensation	7,920	6,588	5,509	21,585	16,774
Restructuring charges	4,633	634	—	5,267	—
Gain on contingent consideration	—	(95)	(71)	(95)	(3,771)
Acquisition related expenses	—	43	334	209	369
Non-GAAP operating income	$38,955	$35,165	$34,851	$111,721	$97,339

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
GAAP net income	$20,497	$17,905	$22,891	$58,027	$59,250
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	3,149	7,645	7,042	18,507	21,007
Stock-based compensation	7,920	6,588	5,509	21,585	16,774
Restructuring charges	4,633	634	—	5,267	—
Gain on contingent consideration	—	(95)	(71)	(95)	(3,771)
Acquisition related expenses	—	43	334	209	369
Income tax effect of non-GAAP adjustments	(4,571)	(4,273)	(4,970)	(12,650)	(10,994)
Non-GAAP net income	$31,628	$28,447	$30,735	$90,850	$82,635

GAAP net income per share:
Basic	$0.26	$0.23	$0.30	$0.75	$0.78
Diluted	$0.26	$0.23	$0.29	$0.73	$0.75

Non-GAAP net income per share:
Basic	$0.41	$0.37	$0.40	$1.17	$1.08
Diluted	$0.40	$0.36	$0.39	$1.15	$1.05

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 25, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$58,027	$59,250
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,256	14,491
Amortization	16,362	20,249
Stock-based compensation expense	21,585	16,774
Provision for excess and obsolete inventories	11,621	9,763
Non-cash restructuring charges	1,592	—
Gain on contingent consideration	(95)	(3,771)
Other activity impacting operating cash flows	(27,911)	7,453
Net cash provided by operating activities	100,437	124,209
Cash flows from investing activities:
Acquisition of property, plant and equipment	(51,353)	(41,887)
Proceeds (purchases) of marketable securities, net	(43,623)	20,609
Other activity impacting investing cash flows	—	(34,917)
Net cash used in investing activities	(94,976)	(56,195)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(23,951)	—
Proceeds from issuances of common stock	10,647	9,588
Tax withholdings related to net share settlements of equity awards	(12,643)	(15,382)
Payment of contingent consideration	(3,873)	—
Proceeds from term loan debt	—	18,000
Payment of term loan debt issuance costs	—	(78)
Principal repayments on term loans	(7,049)	(41,098)
Net cash used in financing activities	(36,869)	(28,970)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,216)	1,262
Net increase (decrease) in cash, cash equivalents and restricted cash	(33,624)	40,306
Cash, cash equivalents and restricted cash, beginning of period	191,098	147,937
Cash, cash equivalents and restricted cash, end of period	$157,474	$188,243

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net cash provided by operating activities	$34,282	$33,799	$41,762	$100,437	$124,209
Adjustments:
Cash paid for interest	157	166	210	496	683
Acquisition related payments in working capital	—	43	334	209	369
Capital expenditures	(20,031)	(17,852)	(5,144)	(51,353)	(41,887)
Free cash flow	$14,408	$16,156	$37,162	$49,789	$83,374

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 25, 2021	June 26, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$153,781	$160,273	$187,225
Marketable securities	110,898	95,962	67,810
Accounts receivable, net of allowance for doubtful accounts	105,807	108,265	107,603
Inventories, net	115,104	111,890	99,229
Restricted cash	2,019	1,857	1,904
Prepaid expenses and other current assets	18,892	19,244	23,303
Total current assets	506,501	497,491	487,074
Restricted cash	1,674	1,836	1,969
Operating lease, right-of-use-assets	36,669	38,485	30,756
Property, plant and equipment, net of accumulated depreciation	140,098	125,348	104,103
Goodwill	213,293	214,548	212,761
Intangibles, net	39,195	41,913	59,147
Deferred tax assets	67,231	66,945	66,242
Other assets	1,930	1,980	1,165
Total assets	$1,006,591	$988,546	$963,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,925	$62,445	$62,045
Accrued liabilities	54,625	51,487	55,342
Current portion of term loans, net of unamortized issuance costs	9,213	9,356	9,516
Deferred revenue	23,275	22,655	20,964
Operating lease liabilities	7,962	7,908	6,704
Total current liabilities	160,000	153,851	154,571
Term loans, less current portion, net of unamortized issuance costs	17,742	20,123	24,978
Deferred tax liabilities	4,264	4,613	5,346
Long-term operating lease liabilities	32,401	34,211	27,996
Other liabilities	5,794	6,201	6,242
Total liabilities	220,201	218,999	219,133

Stockholders’ equity:
Common stock	78	77	78
Additional paid-in capital	892,303	894,062	903,838
Accumulated other comprehensive income	1,700	3,596	5,886
Accumulated deficit	(107,691)	(128,188)	(165,718)
Total stockholders’ equity	786,390	769,547	744,084
Total liabilities and stockholders’ equity	$1,006,591	$988,546	$963,217

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP revenue, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, revenue, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F